Exhibit 99.2

NASDAQ, INC. PRICES €600 MILLION SENIOR NOTES OFFERING

NEW YORK, February 10, 2020 — Nasdaq, Inc. (the “Company”) (Nasdaq: NDAQ) today announced that it priced a public offering of €600 million aggregate principal amount of 0.875% senior notes due 2030 (the “Offering”). The Company expects to use the net proceeds from the Offering to refinance indebtedness and for other general corporate purposes.

J.P. Morgan Securities plc, Nordea Bank Abp, Skandinaviska Enskilda Banken AB (publ) and Wells Fargo Securities International Limited will act as joint book-running managers for the Offering. HSBC Securities (USA) Inc., Merrill Lynch International, Mizuho International plc, ICBC Standard Bank Plc, Siebert Williams Shank & Co., LLC and The Toronto-Dominion Bank are acting as co-managers for the Offering.

The Offering is being made pursuant to an effective shelf registration statement, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Before investing, you should read the prospectus supplement and accompanying prospectus, as well as other documents the Company has filed, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies may be obtained by contacting J.P. Morgan Securities plc at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Facsimile: +44 20 3493 0682, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group; Nordea Bank Abp, C/O Nordea Danmark, Grønjordsvej 10, DK-2300 Copenhagen S, Denmark, Attention: Syndicate – Transaction Management; Skandinaviska Enskilda Banken AB (publ), Kungsträdgårdsgatan 8, 106 40, Stockholm, Sweden; Wells Fargo Securities International Limited, 33 King William Street, London EC4R 9AT, Phone: +44 (0)20 3942 8537.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

MiFID II professionals/ECPs-only/No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in the European Economic Area or the United Kingdom.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. These statements include, but are not limited to, statements about the Offering, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Its diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence.

MEDIA RELATIONS CONTACT:

Allan Schoenberg

+1.212.231.5534

allan.schoenberg@nasdaq.com

INVESTOR RELATIONS CONTACT:

Ed Ditmire, CFA

+1.212.401.8737

ed.ditmire@nasdaq.com

-NDAQF-